UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

EXPRESSJET HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31300 (Commission File Number)	76-0517977 (IRS Employer Identification No.)

700 North Sam Houston Parkway West, Suite 200 Houston, Texas (Address of principal executive offices)		77067 (Zip Code)

713-324-2639 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	7.01	Regulation FD Disclosure

On December 12, 2006, Continental Airlines, Inc. filed a report on Form 8-K presenting information relating to its financial outlook for 2006.  The report included information regarding estimates for available seat miles (ASMs) for its Continental Express operations.  Continental Express is currently operated by ExpressJet Airlines, Inc, which is owned by ExpressJet Holdings, Inc.

Continental Airlines estimates its regional year-over-year ASM growth as follows:  7.0% for the fourth quarter of 2006.  We expect Continental Express’s ASMs to grow between 5 - 7% for the fourth quarter of 2006 and 9 - 11% for the full year 2006.  We estimate approximately 123,600 departures for the fourth quarter of 2006.

We expect block hours for our Continental Express operations to grow 8 - 10% year-over-year for the fourth quarter of 2006 and 10 – 12% for the full year 2006.

The statements in this document that refer to plans and expectations for the fourth quarter and the year 2006 are forward-looking statements that involve a number of risks and uncertainties.  Many factors could affect our actual results, and variances from our current expectations regarding these factors could cause actual results to differ materially from those expressed in these forward-looking statements.  Some of the known risks that could significantly impact our capacity include:  our dependence on our capacity purchase agreement with Continental under which Continental determines the level of flying we perform for them; our dependence on Continental's financial and operational stability; our aircraft and facility leases with Continental; our ability to implement our growth and diversification strategies, including the profitable use of the 69 aircraft being removed from our capacity purchase agreement with Continental; flight disruptions as a result of operational matters; regulatory requirements; and competition and industry conditions.  Additional information concerning risk factors that could affect our actual results are described in our filings with the Securities and Exchange Commission, including our 2005 annual report on Form 10-K.  The events described in the forward-looking statements might not occur or might occur to a materially different extent than described herein.  We undertake no duty to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: December 14, 2006	/s/Frederick S. Cromer
Frederick S. Cromer Vice President and Chief Financial Officer